EXHIBIT 99.1

FOR IMMEDIATE RELEASE	For more information, contact:
DEC. 30, 2008	Thomas F. Rose
Executive Vice President and CFO

Wendy Crites Wacker, APR
Corporate Communications
Phone (386) 418-8888

Kate Sharadin
The Sharadin Group, LLC
Phone (425) 869-9778

Susan A. Noonan
The SAN Group, LLC
Phone (212)966-3650

RTI BIOLOGICS ANNOUNCES ESTIMATED 2008 REVENUES

ALACHUA, Fla. (Dec. 30, 2008) – RTI Biologics, Inc. (RTI) (Nasdaq: RTIX), the Florida-based processor of orthopedic, dental, surgical specialties and other biologic implants, announced today that the company’s 2008 full year revenues are estimated to be $146.3 million and fourth quarter revenues are estimated to be $37.0 million. This compares to 2007 full year revenues of $94.2 million and fourth quarter revenues of $25.5 million. Management expects to be profitable from operations in the fourth quarter.

Revenues for 2008 reflect the inclusion of revenues of Tutogen Medical since the completion of the merger on Feb. 27, 2008. Results for 2008 have been negatively impacted by the following:

•	Global dental revenues and all other areas of international distribution have been impacted as a result of the unprecedented weakening of the global economy.

•	Sports medicine revenues have been impacted by the transition from a network of independent distributors to primarily direct biologic distribution representatives.

•	Spine and surgical specialties revenues have been impacted by inventory reductions by distributors.

•	Bone graft substitutes have been impacted by delays in distributors launching new products.

“While our performance has been challenged this year by several factors, including the global recession and a re-aligning of our dedicated sports medicine direct distribution representatives, we are still pleased with our integration of Tutogen Medical, Inc. and remain optimistic about the future prospects for our business” said Brian K. Hutchison, RTI chairman and chief executive officer. “We are committed to growing our revenues and earnings over the long term while remaining very focused on profitability and cash flow in this challenging environment.

“With respect to our outlook for 2009, we feel comfortable that we will meet the current street average consensus for revenues of $167.2 million and earnings per share of $0.12. Management will host a dedicated conference call to provide additional information surrounding our 2009 annual expectations, as it relates to revenue and operating profit growth, in early January, prior to releasing our full year 2008 results.”

Information on the January call will be sent out in a later release.

About RTI Biologics Inc.

RTI Biologics, Inc. is the leading provider of sterile biological implants for surgeries around the world with a commitment to advancing science, safety and innovation. RTI prepares human donated tissue and bovine tissue for transplantation through extensive testing and screening, precision shaping and proprietary, validated sterilization processes. These allograft and xenograft implants are used in orthopedic, dental, hernia and other specialty surgeries.

RTI’s innovations continuously raise the bar of science and safety for biologics—from being the first company to offer precision-tooled bone implants and assembled technology to maximize each gift of donation, to inventing fully validated sterilization processes that include viral inactivation steps. Two such processes, the BioCleanse® Tissue Sterilization Process and the Tutoplast® process, sterilize tissue, are clinically successful and are scientifically proven to eliminate donor-to-recipient disease transmission risk while preserving tissue strength and biocompatibility. These processes have a proven record of more than two million implants distributed with zero incidence of allograft-associated infection. In addition, RTI pastes are sterilized through the demineralization process, a validated viral inactivation step.

The company is leading the evolution of biologics once again by offering a bovine based biological matrix, providing surgeons an expanded supply of safe, sterile tissue for their patients.

RTI’s worldwide corporate headquarters are located in Alachua, Fla., with international facilities in Neunkirchen, Germany, and Aix-en-Provence, France. The company is accredited by the American Association of Tissue Banks.

Forward Looking Statement

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements about the expected benefits of the business combination involving RTI and Tutogen, including potential synergies and cost savings, future financial and operating results, and the combined company’s plans and objectives. In addition, except for historical information, any statements made in this communication about anticipated financial results, growth rates, new product introductions, future operational improvements and results, regulatory approvals or changes to agreements with distributors also are forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including the ability of RTI to integrate its business successfully and to realize the expected synergies and cost savings from the merger and the risks described in public filings on file with the Securities and Exchange Commission (SEC). Actual results may differ materially from anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s Web site at www.rtix.com or the SEC’s Web site at www.sec.gov.

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